EXHIBIT 99.2

AGREEMENT BETWEEN OWNER AND CONTRACTOR

Single or Multiple Project with Work Orders

(Cost of the Work plus a Fee with No GMP)

OWNER:	Premier Entertainment Biloxi LLC
777 Beach Boulevard
Biloxi, MS 39530

CONTRACTOR:	Roy Anderson Corp
PO Box 2
Gulfport MS 39502
RAC Job #05201

THIS AGREEMENT made the 20th day of September in the year 2005 by and between Premier Entertainment Biloxi LLC hereinafter called the Owner, and Roy Anderson Corp, hereinafter called the Contractor.

ARTICLE 1

EXTENT OF AGREEMENT

This Agreement supersedes any prior negotiations, representations or agreements.  For each Project, the Owner shall issue a Work Order directing the Contractor to proceed with each defined scope of work.  Each Work Order will contain any terms and conditions that are unique to that work.  All Work Orders will be governed by the terms of this Agreement.

1.1                                 Definitions:

Project – Contractor shall provide all materials, equipment, tools supplies, labor, lifts and conveyances, management and supervision to perform remedial work to stabilize the facilities including selective demolition, dehumidification, debris removal and disposal and clean up. As the extent of the damage is not completely known the Work is herein defined in general terms. Contractor will perform the Work using best professional judgment and will keep the Owner advised regarding unforeseen conditions uncovered during the Work.

Owner’s Representatives - The person(s) designated by the Owner to provide direct interface with the Contractor with respect to the Owner’s responsibilities.   The Owner’s Representative shall have the authority to bind the Owner.

Work Order - An order issued by the Owner in the form of Exhibit A hereto directing Contractor to perform a defined scope of work.  Contractor shall not be obligated to perform the work until it executes a Work Order.

Work – All work performed by Contractor pursuant to this Agreement.

ARTICLE 2

CONTRACTOR’S SERVICES

The services which Contractor may provide include, but are not limited to, those described or specified herein or in the Work Order.

2.1                                 PRECONSTRUCTION SERVICES

Contractor may provide Preconstruction Services as set forth in the Work Order.  While Contractor’s Preconstruction Services may include making recommendations with respect to the selection of systems and materials, and cost reducing alternatives including assistance to the Architect- Engineer, and Owner, it is not Contractor’s responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, rules or regulations and Contractor shall not assume any design liability.

2.2                                 CONSTRUCTION PHASE

Contractor’s Staff - Contractor shall maintain sufficient off-site support staff, and competent staff at the Project site authorized to act on behalf of Contractor to coordinate, and provide general direction of the work and progress of the subcontractors.

Subcontractor Interfacing - Contractor shall be the single point of interface with all subcontractors.

Jobsite Requirements - Contractor shall provide for each of the following activities as Cost of the Work or fee, as applicable: (a) maintain a log of daily activities; (b) maintain a roster of companies on the project with names and telephone numbers of key personnel; (c) establish and enforce job rules governing parking, clean-up, use of facilities and worker discipline; and (d) provide a safety program for the project to meet OSHA requirements without relieving Subcontractors of responsibilities to perform work in accordance with the best acceptable practice.

Jobsite Administration - Contractor shall: (a) hold weekly progress and coordination meetings; (b) provide staff to monitor material and equipment deliveries; and (c) develop and implement a procedure for review, processing, and payment of applications by Subcontractors for payments.

Warranty - Where any work is performed by Contractor’s own forces or by subcontractors under contract with Contractor, Contractor shall warrant that all materials and equipment included in such work will be new except where indicated otherwise in Contract Documents, and that such Work will be of good quality and in conformance with the Drawings and Specifications for a period of one year from the date the work was performed.  The foregoing warranty excludes damage or defect caused by abuse, modifications not executed by Contractor, improper operation, normal wear and tear under normal usage or latent defects arising after one year. For renovation, restoration and reconstruction work, the foregoing warranty also excludes any damage or defect to new or existing work caused by any pre-existing conditions that were outside the scope of renovation, restoration and reconstruction work of this contract. Such warranty shall exclude warranties relating to design, warranty of fitness, and any other express or implied warranties other than as set forth herein.

ARTICLE 3

OWNER’S RESPONSIBILITIES

3.1                                 Owner’s Information - Owner shall provide full information regarding its requirements for the Project.  Owner shall render decisions promptly and furnish information expeditiously.

3.2                                 Surveys and Permits - Owner shall provide all surveys, soil reports, and subsurface investigations, legal limitations, utility locations, and a legal description all at Owner’s expense.  Contractor shall be entitled to rely on the completeness and accuracy therein.  Owner shall provide and pay for all required permits and governmental fees, licenses and inspection necessary prior to beginning construction.

3.3                                 Approvals and Easements - Owner shall pay for necessary approvals, easements, assessments and charges required for the construction, use or occupancy of permanent structures or for permanent changes in existing facilities.  Owner shall furnish such legal services as may be necessary or providing the items set forth above.

3.4                                 Drawings and Specifications - Contractor will be furnished a reproducible set of all copies of Drawings and Specifications reasonably necessary and ready for printing.

3.5                                 Funding - Owner shall furnish in accordance with the established schedule, reasonable evidence satisfactory to Contractor that sufficient funds will be available and committed for the cost of each part of the Project.

3.6                                 Hazardous Materials - Owner shall remain responsible for Hazardous Materials.  Unless it expressly agrees to do so, Contractor shall not be responsible for the removal, encapsulation, transportation and disposal of any Hazardous Material.  Contractor shall cooperate with Owner and separate abatement contractors in the identification, abatement, removal, encapsulation, transportation and disposal of Hazardous Materials.  Any Hazardous Material not specifically shown on the documents or readily observable in the Work shall be considered a concealed condition and will not be the responsibility of Contractor.   Hazardous Materials means: any substance the presence of which requires investigation or remediation under any federal, state or local law, statute, regulation, ordinance, order, action, policy or common law;  which is or becomes defined as “hazardous” or any other similar term under any federal, state or local law, statute, regulation, rule or ordinance or amendments thereto, including, without limitation, CERCLA, RCRA, the Toxic Substances Control, the Clean Air Act and the Federal Water Pollution Control Act, as the foregoing may be amended from time to time;  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority or instrumentality or the United States or jurisdiction in which the Project is located; or the presence of which on the site causes or threatens to cause a nuisance upon the site or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the site.  To the fullest extent permitted by law, Owner shall indemnify, defend and hold Contractor and Subcontractors harmless from any and all claims, damages, losses and expenses, including but not limited to attorney’s fees, in any way arising out of or resulting from the presence of Hazardous Materials at the site, regardless of the negligence of Contractor or Subcontractors, but excluding Contractor’s and Subcontractor’s gross negligence.

ARTICLE 4

SUBCONTRACTS

A subcontractor is a person or organization (other than the Owner) who has a direct contract with Contractor to perform any of the work at the site.  By an appropriate written agreement, Contractor shall endeavor to require each subcontractor to the extent of the work to be performed by the subcontractor, to be bound to the Contractor by the terms of the Contract Documents, and to assume toward Contractor all the obligations and responsibilities which the Contractor by these documents, assumes toward Owner and the Architect-Engineer.  Subcontracts may awarded on a lump sum or a cost-plus basis. If requested by Owner, Contractor shall provide a copy of each subcontract to Owner.

ARTICLE 5

CONTRACTOR’S FEE AND GENERAL CONDITIONS

In consideration of the performance of the contract, Owner agrees to pay Contractor as compensation for his services, the items set forth below:

5.1                                 The Preconstruction Phase Services.  Preconstruction Services shall be billed in accordance with Exhibit B.

5.2                                 Contractor’s Fee - For profit and general expenses of any kind, except as may be expressly provided elsewhere, Contractor’s fee shall be four percent (4%) of the Cost of the Work for such Project unless otherwise provided in a Work Order.

5.3                                 Cost of the Work - The term Cost of the Work shall mean costs incurred or fixed rates charged related to the Project.  Such costs shall include the items set forth in Exhibit B.

ARTICLE 6

CHANGES IN THE PROJECT

6.1                                 Changes - The Owner, without invalidating this Agreement, may order changes in the project within the general scope of this Agreement consisting of additions, deletions or other revisions to the Work Order.  A Construction Change Directive is a written order to the Contractor signed by the Owner and the Contractor and issued after the execution of this Agreement, authorizing a change in the project, the Contractor’s fee, or the construction completion date, if any.  Contractor shall be entitled to rely on direction received from the Owner’s Representative.

6.2                                 Concealed Conditions - Should concealed conditions encountered in the performance of the Work below the surface of the ground or should concealed or unknown conditions in an existing structure be at variance with the conditions indicated by the Drawings, Specifications, or Owner furnished information, or should unknown physical conditions below the surface of the ground or should concealed or unknown conditions in an existing structure of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement, be encountered, the Work Order shall be equitably adjusted.

6.3                                 Delay - If Contractor is delayed at any time in the progress of the work by any act or neglect of Owner or the Architect or of any employee of either or by any separate contractor employed by Owner or by any changes ordered in the work by labor disputes, fire, or unusual delay in transportation, unavoidable casualties or any causes beyond the Contractor’s control, and such delay extends the completion date, the Substantial Completion Date (if any) shall be extended by Change Order for such reasonable time and the Work Order shall be equitably adjusted.

6.4                                 Emergency - In any emergency affecting the safety of persons or property, Contractor shall act at his discretion, to prevent threatened damage, injury or loss and shall be reimbursed for such cost as Cost of the Work.

ARTICLE 7

PAYMENTS TO THE CONTRACTOR

7.1                                 Monthly Statements - Contractor shall submit to Owner a statement, showing all monies paid out, cost accumulated or costs incurred on account of the Cost of the Work and the amount of Contractor’s fees. The Owner agrees to make Bi-Monthly payments by the 15th and the 30th of the month providing Contractor delivers an invoice to Owner by the 1st and 15th of the month. Otherwise, payment will be made within 14 days of delivery of an invoice.

7.2                                 Payments to Subcontractors - Contractor shall promptly, within 10 business days after receipt of payment from Owner, pay all the amount due subcontractors less a retainage of up to five percent (5%), until final completion.  The Owner shall have the right to withhold the same five percent (5%) retainage from the Contractor for any subcontractors that retainage is being withheld. There shall be no retainage for any works perform by the Contractor and on General Conditions’ items.  Contractor may reduce retainage in its discretion.  Contractor may withhold funds from Subcontractors in accordance with the terms of the Subcontract.  Final payment may be made to certain select subcontractors whose work is satisfactorily completed prior to the total completion of the Project .

7.3                                 Delayed Payments by Owner - If Owner should fail to pay Contractor within 20 days after the receipt of an approvable payment request from the Contractor, then Contractor may, upon seven (7) additional days written notice to Owner stop Work until payment of the amount owing has been received.  Owner shall be responsible for any additional costs incurred as a result of the work stoppage.

7.4                                 Payments for Materials and Equipment - Payments will be made for material and equipment not incorporated in the work but delivered and suitably stored at the site or another location.

7.5                                 Right To Audit - For a period of 6 months thereafter project completion, Owner shall have the right, upon issuing a written notice to the Contractor, to audit any and all invoices or document upon which the cost of the work was calculated.

ARTICLE 8

INSURANCE, INDEMNITY AND WAIVERS

8.1           Indemnity By Owner’s Contractors

Owner shall cause any other contractor who may have a contract with Owner to perform construction or installation work in the area where work will be performed under this Agreement, to agree to indemnify Owner and Contractor and hold them harmless from all claims for bodily injury and property damage that may arise from the contractor’s operations.  Such provisions shall be in a form satisfactory to the Contractor.

8.2           Contractor’s Insurance

Contractor shall obtain the following types of insurance as soon as possible.

(1)          Worker’s Compensation Insurance - Contractor shall effect and maintain during the life of this Agreement Worker’s Compensation Insurance for all his employees connected with the work of a Project and, in case any work is sublet, Contractor shall require the subcontractor similarly to provide Worker’s Compensation Insurance for all of the latter’s employees unless such employees are covered by the protection afforded by Contractor.  Such insurance shall comply with the Mississippi Worker’s Compensation Law.

(2)          Contractor’s Public Liability and Property Damage Insurance - Contractor shall effect and maintain during the life of this Agreement Comprehensive General Liability and Comprehensive Automobile Liability Insurance as shall protect him from claims for damage for personal injury, including accidental death, as well as claims for property damages which may arise from operating under this Agreement whether such operations are by himself or by anyone directly or indirectly employed by him, and the amount of such insurance shall be minimum limits as follows:

(a)	Comprehensive General	$1,000,000.00 Each Occurrence
	Liability Coverage, Bodily Injury	$1,000,000.00 General Aggregate
Property Damage

(b)	Automobile Liability Coverage	$1,000, 000.00 Each Occurrence
	Bodily Injury & Property Damage	Combined Single Limit

(c)	Excess Liability	$1,000,000.00 Each
Occurrence
$1,000,000.00 General Aggregate

(3)          Indemnification To the fullest extent permitted by law, Contractor shall indemnify and hold harmless the Owner and its employees from and against all claims, damages, losses and expenses, including but not limited to attorney’s fees, arising out of or resulting from the performance of the Work, but only to the extent that any such claim, damage, loss or expense (1) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), and (2) is caused in whole or in part by any negligent act or omission of Contractor or any Subcontractor.

(4)          Property Insurance Coverage - Owner shall take out and maintain during the life of this Agreement a Property Insurance Policy completed value form, issued to provide coverage on an “all risk” basis for the new work put in place by Contractor, including theft.  The Owner shall be liable for and shall insure damage to existing structures.  Owner shall be responsible for all deductibles.  All parties with a financial interest in the Project shall be named as Insureds and a Blanket Waiver of Subrogation shall be granted in favor of all Insureds.  Owner agrees to furnish to the Contractor a copy of the Property Insurance Policy. It is understood and agreed that owner is bearing all risk of loss to the property for which Owner has an insurable or financial interest during construction, and in the event of a loss during construction Owner agrees to look solely to the proceeds of the Property Insurance which Owner has agreed to furnish.  Contractor should be paid by Owner for such work in place at the time of such loss regardless of whether or not such work was damaged in whole or in part by the peril.  In the event of a loss requiring reconstruction of any part of the project, Contractor shall be entitled to be paid as provided in Article 5 for overseeing such reconstruction.

8.3                                 Waiver of Subrogation - Owner and Contractor waive all rights against each other and any of their subcontractors, agents or employees , for damages caused by perils covered by builder’s risk or property insurance provided under Article 8 or other property insurance applicable to the Work, except such rights as they may have to the proceeds of such insurance held by Owner and Contractor as trustees.

8.4                                 Waiver of Consequential Damages –Owner waives any claims it may have for consequential damages arising out of or related to this Agreement and any work performed under this Agreement.

ARTICLE 9

TERMINATION OF THE AGREEMENT

9.1                                 Termination by Contractor - If the Project is stopped for a period of thirty (30) days through no act or fault of the then Contractor may, upon seven days written notice to the Owner, request payment of all work executed, including Contractor’s fees earned to date, and for any proven loss sustained upon any materials, equipment, tools, construction equipment, and machinery, including reasonable profit, damages and termination expenses incurred by Contractor.

9.2                                 Termination by Owner for Cause - If Contractor is adjudged a bankrupt or if it makes a general assignment for the benefit of his creditors, or if a receiver is appointed on account of his insolvency, or if it persistently or repeatedly refuses or fails, except in case for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or persistently disregards laws, rules, ordinances, regulations, or orders of any public authority having jurisdiction, or otherwise is guilty of repeated substantial violations of the Agreement, then Owner may, after giving Contractor and his surety, if any, seven (7) days written notice, during which period Contractor fails to commence to cure the violation, terminate the employment of Contractor and may finish the Project by whatever method it may deem expedient.

9.3           Termination by Owner Without Cause

(1)          If Owner terminates this Agreement other than for cause, it shall reimburse Contractor for any unpaid Cost of the Work due him, plus any unpaid fees and overhead.  Contractor shall also be entitled to any and all termination costs (demobilization, termination fees, restocking fees, etc) plus fee and overhead.

ARTICLE 10

MISCELLANEOUS

10.1                           Neither Owner nor Contractor shall assign his interest in this Agreement without the written consent of the other except as to the assignment of proceeds.

10.2         This Agreement shall be governed by the Laws of the State of Mississippi.

10.3                           Any monies not paid when due to either party under this contract shall bear interest at the prime rate plus 5%.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Signed, sealed and delivered
in the presence of:		OWNER

/S/ Jennifer D’Aquilla		By:	/S/ Joe Nillhimer
Printed Name:	Jennifer D’Aquilla	Joe Billhimer
President/ COO

/S/ Anita Lardner		ROY ANDERSON CORP

Anita Lardner		By:	/S/ Robert P. Vollenweider
Printed Name:		Robert P. Vollenweider
Chief Financial Officer

EXHIBIT “A”

WORK ORDER

Number One

This Work Order is entered into as of the date stated below.  It is subject to the terms and conditions of the Contract Agreement Owner and Contractor dated September 20th 2005 (the “Agreement”).

Project Location: Hard Rock Hotel and Casino, 777 Beach Boulevard, Biloxi MS 39530

Scope of Work Description:

Work shall involve removal of all loose debris at the project site including damaged structure, walls, flooring, other miscellaneous loose equipment and materials. The preconstruction services shall include site assessment of damages, prepare conceptual pricing for reconstruction process, participating in design and planning process, and participating in permitting process. The construction services shall concentrate in the area of rehabilitations type of works to include selective demolition, dehumidification process, perform localize structural stabilization, replace fire pump system and supply piping to reconnect sprinkler risers, limited repair of electrical and mechanical system, construct temporary partitions, construct temporary building envelop enclosure, interior partitions and other miscellaneous activities as necessary to maintain the integrity of the property, protecting the building from further deterioration and in preparation for reconstruction process.

Schedule of Values:

a) Debris Removal	$4,985,000
b) Rehabilitations & Preconstruction	$2,001,000
Total:	$6,986,000

As the extent of the damage is not completely known at this point, the above schedule of values is based on limited information and assumptions and the anticipated cost will change to reflect the field conditions. The final contract amount will be adjusted accordingly and shall be based on the actual Cost of the Work in place plus fee.

IN WITNESS WHEREOF, the parties hereto have executed this Work Order this 20th day of September, 2005.

OWNER

Premier Entertainment Biloxi LLC

By:	/S/ Joe Billhimer
Joe Billhimer
President/ COO

CONTRACTOR

Roy Anderson Corp

By:	/S/ Robert P. Vollenweider
Robert P. Vollenweider
Chief Financial Officer

EXHIBIT “B”

COST OF THE WORK

The Owner agrees to pay the Contractor for the Cost of the Work as defined herein.  Such payment shall be in addition to the Contractor’s fees stipulated in Article 5.

(1)                                  Wages and salaries of management personnel in the direct employment of the Contractor in the performance of the Work, whether located at the job site or elsewhere. The cost shall be the wages or salaries (including bonuses and incentive compensation) paid for labor plus a fixed rate of 58.5% of wages and salaries for employees of Contractor to cover unemployment compensation, FICA and social security, taxes, insurance, contributions, compensated absences, and other mandatory and customary contributions and fringe or other renumeration paid to employees of the Contractor.

(2)                                  The cost of all materials, supplies and equipment incorporated into the Work, including a reasonable allowance for spoilage and waste, or suitably stored on the project site or at a warehouse pursuant to the Owner’s written direction, including cost of transportation and storage thereof, which are not included within the payments otherwise made to, or through, Subcontractors.

(3)                                  Payments due to subcontractors from the Contractor or made by the Contractor to subcontractors for their work performed pursuant to contract under this Agreement.

(4)                                  Contractor represents and warrants to Owner that Contractor is qualified to self-perform certain demolition work, clean up, debris removal, safety requirement, concrete work, drywall installation, temp. partition installation, installation of doors, hardware and toilet accessories, and other scopes of work. In the event Contractor desires to perform with its own forces a definable task or Scope of Work and Owner approves of Contractor self-performing such task or Scope of Work, the Labor Cost component of the Contractor’s Cost of Work for such tasks or Work shall be billed at the hourly rates included in Exhibit C.

(5)                                  Cost including transportation and maintenance of all materials, supplies, equipment, temporary facilities and hand tools not owned by the workmen, which are employed or consumed in the performance of the work, cost on such items used but not consumed ,at the end of the project, shall remain the property of the Contractor.

(6)                                  Rental charges on all necessary machinery and equipment, exclusive of hand tools used at the site of the Project, whether rented from the Contractor or others, including installation, repairs and replacements, dismantling, removal, costs of lubrication, transportation and delivery costs thereof, which are used in the support of a subcontractor or the Contractor’s own forces in the performance of the work, at rental charges consistent with those prevailing in the area. Rates of Contractor-owned equipment shall be included as cost at current blue book rates for the southeast United States.

(7)                                  Premiums for the Contractor’s bond, if required, at a fixed rate of 1% of the total amount paid to Contractor pursuant to this Agreement.  Premiums for Contractor’s liability insurance shall be cost at a fixed rate of 1.09% of the total amount paid to Contractor pursuant to this Agreement.  Losses not covered by Insurance including any deductible amounts for Builders Risk Insurance shall be considered as Costs of the Work. Cost of Subguard (if utilized at Contractor’s sole option) at a fixed rate of 1.5% of the amount of all subcontracts and purchase orders.

(8)                                  Sales use, gross receipts or similar taxes related to allowable direct costs of the Project imposed by any governmental authority, and for which the Contractor is liable.

(9)                                  The cost of corrective work except to the extent due to the negligence of the Contractor.

(10)                            Costs for trash, waste and debris control and removal from the site.

(11)                            Cost incurred due to an emergency affecting the safety of persons and property.

(12)                            Legal costs reasonably and properly resulting from prosecution of the Project on behalf of the Owner, including handling claims against the owner for changes by Subcontractors and Vendors.

(13)                            If approved by the Owner, the Contractor, when qualified, may perform all or a portion of the work on a lump sum basis.

(14)                            Costs of all reproductions used for bidding or information purposes required by the project to directly benefit the project.

(15)                            Costs for watchman and security services for the project.

(16)                            Costs for efficient logistical control of the site, including horizontal and vertical transportation of materials and personnel.  Also, costs for adequate storage and parking space. Cost of vehicles for employees providing services in connection with a Project.

(17)                            Costs for such temporary facilities during construction, including temporary water, heat, power, sanitary facilities, telephones, radios and computers with software.

(18)                            All permit fees, inspection and filing fees, other than those provided by the Owner.

(19)                            Cost to protect the Work from weather damage.

(20)                            Cost of temporary safety-related protection including barricades and safety equipment.

(21)                            Cost of testing laboratories for tests required by the Contract Documents.

(22)                            Royalties and license fees paid for the use of a particular design, process or product.

(23)                            Cost of surveys, measurement and layout work reasonably required for the execution of the Work and not provided by the Owner.

(24)                            Cost of preparing shop drawings, coordination plans, photographs, or as-built documents, which are not included within the payments otherwise made to, or through, Subcontractors.

(25)                            Costs associated with setting up and demobilizing of temporary facilities such as tool sheds, project field offices, temporary fences, temporary roads, and temporary fire protection.

(26)                            Cost of deposits lost for causes other than the Contractor’s negligent acts or omissions.  Losses and expenses not compensated by insurance provided they have not resulted from Contractor’s negligence.

(27)                            Transportation and meal costs, travel, temporary housing and per diem costs of employees and consultants.

(28)                            Cost for information technology support services at the fixed rate of 0.275% of Cost of the Work.

(29)                            Cost for preconstruction services.

(30)                            Costs for any Jobsite items not referenced herein, not normally provided by the subcontractors, which will be provided by the Contractor as required to complete the work.

(31)                            Cost of small tools and consumables will be billed at actual cost.

EXHIBIT “C”

LABOR RATES

Assistant Superintendent	$65.33
Equipment Operator	$51.25
Plasterer Foreman	$48.12
Carpenter Foreman	$43.22
Plasterer / Cement Finisher	$42.06
On Site Clerk	$40.44
Carpenter	$39.94
Welder	$57.25
Reinforcing steel Installer	$45.15
Labor Foreman	$39.87
Drywall Hanger	$39.76
Drywall Finisher	$39.76
Painter	$39.76
Carpenter Helper	$35.68
Plaster Tender	$35.60
Laborer	$32.81

Notes:

One and a half times the standard rate will be charged for any time worked in excess of 8 hours a day for non-salaried employees.  Overtime rates also apply to hours worked on Saturdays and Sundays.

Work performed on recognized holidays will be billed at two times the standard rate.

New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas.

Rates are all inclusive of pay rate, liability, workers comp insurance, labor burden and includes travel, housing and meals.